NYSE MKT Equities Exchange Symbol - UEC

Uranium Energy Corp Announces Initial Drill Results From the Burke Hollow Project in South Texas

  A total of 224 exploration holes drilled to date totaling 109,830 feet

  Five uranium trends have been identified and are under delineation

  Plans are underway for an initial independent qualified resource estimate.

Corpus Christi, TX, October 3, 2012 - Uranium Energy Corp (NYSE AMEX: UEC; the "Company" or "UEC") is pleased to announce drill results at its Burke Hollow Project, a 17,510-acre property located in eastern Bee County, Texas (the "Project"). The Project is situated within the prolific South Texas Uranium Belt, and is located approximately 50 miles to the southeast of the Company's Hobson uranium processing facility.

The Company initiated its exploration drilling campaign at Burke Hollow on May 22, 2012 with four drilling rigs. Two additional rigs were added in mid-June in order to expedite drilling progress of target sands located from approximately 50 feet to 900 feet in depth at the Burke Hollow Project.   Exploration and delineation drilling has continued to the present, and a total of 224 holes have been drilled, logged, and plugged to date, for a total footage drilled of 109,830 feet.

The Company has explored approximately 25% of the Project, and four uranium trends have been discovered and partially delineated. These trends are described as the 180-foot sand, the 220-foot sand, the 240-foot sand, and the 370-foot sand, which are generally located on the western quarter of the 17,510-acre property.  Wide-spaced drilling on 6,400-foot centers has also revealed the presence of a fifth trend, known as the eastern 180-foot/220-foot trend, which has not been delineated in depth at this time.

The table below lists some of the higher intercepts from drill holes completed to date. There are 81 holes out of the 224 that demonstrate grade-thicknesses (GT) equal to or above 0.30 GT. The Company's engineers estimate that zones with a GT greater than 0.30 will be shown to be producible. The table also indicates the horizon where the intercept occurs, the 180-foot, the 220-foot, the 240-foot or the 370-foot horizon. A complete table of results from the drilling program so far can be found at the Company's website at the following link: Burke Hollow Exploration Drilling Results

Uranium Energy Corp Exploration Drilling Results
Burke Hollow Project
Bee County, Texas
			GAMMA VALUES				PFN VALUES
HOLE	DRILL DATE	TD	TOP	THICKNESS (ft)	GRADE	GT	TOP	THICKNESS (ft)	GRADE	GT	HORIZON
BH_149.5-362.0	8/22/2012	420	185.5	21.5	0.032	0.690	179.5	37.5	0.137	5.133	180' Sand
BH_150.5-358.0	9/11/2012	420	189.0	10.0	0.030	0.297	186.0	23	0.158	3.623	180' Sand
BH_150.0-362.0	8/8/2012	420	187.5	21.0	0.041	0.854	187.0	21	0.120	2.517	180' Sand
BH_148.5-340.0	9/7/2012	340	186.5	15.5	0.049	0.765	181.0	28.5	0.084	2.394	180' Sand
BH_149.0-366.0	8/29/2012	420	200.0	6.5	0.139	0.905	200.5	17.5	0.092	1.617	180' Sand
BH_143.0-352.0	8/6/2012	420	191.0	8.5	0.036	0.309	186.0	13	0.120	1.562	180' Sand
BH_149.0-340.0	8/30/2012	380	187.0	13.0	0.036	0.471	183.0	21.5	0.070	1.500	180' Sand
BH_152.0-361.0	9/14/2012	340	198.5	6.5	0.016	0.105	191.0	17.5	0.080	1.397	180' Sand
BH_149.5-366.0	8/24/2012	420	192.5	14.5	0.033	0.472	190.0	23	0.056	1.290	180' Sand
BH_149.0-364.0	9/12/2012	400	198.0	7.5	0.022	0.161	196.0	12.5	0.103	1.288	180' Sand
BH_151.5-337.5	9/20/2012	340	192.0	10.5	0.021	0.225	191.0	9.5	0.127	1.209	180' Sand
BH_150.5-362.0	8/13/2012	420	186.0	18.0	0.028	0.506	186.0	20.5	0.058	1.195	180' Sand
BH_151.5-360.5	9/10/2012	420	187.5	18.5	0.034	0.625	183.5	23.5	0.048	1.139	180' Sand
BH_150.3-368.5	9/14/2012	400	198.5	3.0	0.016	0.047	188.5	19	0.059	1.122	180' Sand
BH_164.0-388.0	9/25/2012	420	207.0	12.5	0.034	0.419	205.5	12.5	0.089	1.108	180' Sand
BH_155.0-382.0	9/19/2012	420	196.0	5.0	0.019	0.094	192.0	14	0.076	1.068	180' Sand
BH_150.5-356.0	9/12/2012	420	195.0	4.5	0.015	0.069	181.0	21	0.049	1.026	180' Sand
BH_150.3-368.5	9/14/2012	400	370.5	7.0	0.021	0.150	365.5	20.5	0.104	2.124	370' Sand
BH_143.0-349.0	9/4/2012	420	354.0	20.0	0.017	0.340	346.0	38.5	0.029	1.132	370' Sand

The table above presents mineralized intercepts measured both by gamma procedures and by direct chemical assay of uranium or Prompt Fission Neutron (PFN) procedures.  A properly calibrated PFN tool provides a reading that directly approximates the chemical uranium content in the hole.  Mineralization within the property is relatively young and necessitates both gamma and PFN logging as noted by the positive PFN readings relative to the gamma values in the table.

Current plans are to continue exploration activity in large undrilled areas of the Project and to delineate the newly-discovered uranium trends.  A three dimensional representation of the mineralization will be constructed in order to facilitate resource evaluation and the preparation of an initial NI 43-101 compliant resource estimate.  Additionally, ISR amenability tests will be run based on core analysis, bottle roll leach analysis, and pump tests.

The technical information in this news release has been reported in accordance with the Canadian regulatory requirements set out in National Instrument 43-101 and has been approved by Andrew Kurrus, P.G., Chief Geologist, Texas, for the Company, a qualified person under NI 43-101.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium production, development and exploration company operating North America's newest emerging uranium mine. The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the Palangana in-situ recovery project, which is ramping up initial production, and the Goliad in-situ recovery project which has been granted its Mine Permit and is in the initial stages of mine construction.  The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact North America: Investor Relations, Uranium Energy Corp:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com
Stock Exchange Information:
NYSE MKT: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to herein are economically or legally mineable.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.